John Hancock Variable Series Trust I

Michele G. Van Leer
Chairman and Chief Executive Officer

[JOHN HANCOCK LOGO APPEARS HERE]

                                              December 21, 2000

State Street Bank and Trust Company
P.O. Box 9111
Boston, MA  02209-9111
Attention:  William Marvin

Re:  Amended and Restated Custodian Agreement
     dated as of January 30, 1995, as amended
     ----------------------------------------

Gentlemen:

     This letter will memorialize our mutual agreement to amend the above-referenced Custodian Agreement, effective as of January 1, 2001, to reflect new names and new sub-advisers for the following Funds of the John Hancock Variable Series Trust I: Small Cap Value, American Leaders Large Cap Value, Core Bond, Mid Cap Value and Small/Mid Cap Value. We have also deleted International Opportunities II from the list because of its combination into International Opportunities, and updated the list of current sub-advisers to all Funds.

Please substitute copies of the attached Appendix A for the old copies of Appendix A in your files. Kindly acknowledge receipt of this letter and the attachment, and your agreement with the terms hereof, by signing and returning the duplicate of this letter. Thank you.

                                    Sincerely,

                                    JOHN HANCOCK VARIABLE
                                    SERIES TRUST I



                                    Michele G. Van Leer
                                    Chairman and CEO

Received and agreed to:
STATE STREET BANK AND TRUST COMPANY



By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------
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                                   APPENDIX A
                              CUSTODIAL AGREEMENT
                            (As of January 1, 2001)

          Name of Fund                                  Fund Sub-Manager(s)
          ------------                                  -------------------

   1.  International Equity Index                Independence International Associates, Inc.
   2.  Small/Mid Cap Growth                      Wellington Management Company, LLP
   3.  Small Cap Growth                          John Hancock Advisers, Inc.
   4.  Small Cap Equity (formerly "Small Cap     Capital Guardian Trust Company.
       Value")
   5.  Mid Cap Growth                            Janus Capital Corporation
   6.  Large/Mid Cap Value II ( formerly "Mid    Wellington Management Company, LLP
       Cap Value")
   7.  Global Balanced                           Capital Guardian Trust Company
   8.  International Opportunities               T. Rowe Price International, Inc.
   9.  Large Cap Value                           T. Rowe Price Associates, Inc.
  10.  Global Bond                               Capital Guardian Trust Company
  11.  Equity Index                              State Street Bank and Trust Company
  12.  Managed                                   Independence Investment Associates, Inc. and
                                                 Capital Guardian Trust Company
  13.  Money Market                              John Hancock Life Insurance Company
  14.  Large Cap Growth                          Independence Investment Associates, Inc.
  15.  Growth and Income                         Independence Investment Associates, Inc. and
                                                 Putnam Investment Management, Inc.
  16.  Real Estate Equity                        Independence Investment Associates, Inc. and
                                                 Morgan Stanley Dean Witter Investment Management
                                                 Inc.
  17.  Short-Term Bond                           Independence Investment Associates, Inc.
  18.  Active Bond                               John Hancock Advisers, Inc.
  19.  Small/Mid Cap CORE                        Goldman Sachs Asset Management (a division of
                                                 Goldman, Sachs & Co.)
  20.  High Yield Bond                           Wellington Management Company, LLP
  21.  Bond Index                                Mellon Bond Associates, LLP
  22.  Emerging Markets Equity                   Morgan Stanley Dean Witter Investment Management
                                                 Inc.
  23.  Large Cap Aggressive Growth               Alliance Capital Management L.P.
  24.  Small Cap Value (formerly "Small/Mid      T. Rowe Price Associates, Inc.
       Cap Value")
  25.  Large Cap Value CORE                      Goldman Sachs Asset Management (a division of
                                                 Goldman, Sachs & Co.)
  26.  International Equity                      Goldman Sachs Asset Management (a division of
                                                 Goldman, Sachs & Co.)
  27.  Aggressive Balanced                       Independence Investment Associates, Inc.
  28.  Mid Cap Blend                             Independence Investment Associates, Inc.
  29.  Fundamental Growth (formerly              Putnam Investment Management, Inc.
       "Fundamental Mid Cap Growth")
  30.  Large/Mid Cap Value                       Wellington Management Company, LLP
  31.  Large Cap Value CORE II (formerly         Goldman Sachs Asset Management (a division of
       "American Leaders Large Cap Value")       Goldman, Sachs & Co.)

  32.  Active Bond II ( formerly "Core Bond")    John Hancock Advisers, Inc.